UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 11, 2008

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On March 11, 2008, Lockheed Martin Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters (the “Underwriters”), in connection with the issuance and sale of $500,000,000 aggregate principal amount of 4.121% Notes due 2013 (the “Notes”). The Notes mature on March 14, 2013, with interest payable semiannually on March 14 and September 14 of each year. The first interest payment will be made on September 14, 2008. The Company may redeem the Notes in whole at any time or in part from time to time. A copy of the Underwriting Agreement and the form of Notes are filed as exhibits to this report and are incorporated by reference herein.

On March 11, 2008, the Company entered into an indenture (the “Indenture”) with The Bank of New York, as trustee, pursuant to which the Company may issue an unlimited amount of debt securities from time to time in one or more series. The Notes are issued under the Indenture. A copy of the Indenture is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Vice President & Associate General Counsel

March 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 11, 2008, by and among the Company and the Underwriters.

4.1	Indenture, dated as of March 11, 2008, by and among the Company and The Bank of New York, as trustee.

4.2	Form of 4.121% Notes due 2013.

5.1	Opinion of Hogan & Hartson LLP regarding the validity of the Notes being registered.

23.1	Consents of Hogan & Hartson LLP (included in Exhibits 5.1).